Consent of Ernst & Young LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of SFX Broadcasting, Inc. for the registration of $450,000,000 10 3/4% Senior Subordinated Notes due 2006, Series B and to the incorporation by reference therein of our reports dated February 20, 1996, except for Note 14 as to which the date is May 1, 1996 with respect to the consolidated financial statements of SFX Broadcasting, Inc., February 14, 1996, except for Note 10 as to which the date is May 1, 1996 with respect to the consolidated financial statements of Multi-Market Radio, Inc. and May 20, 1996 with respect to the financial statements of KKRW-FM (a division of CBS, Inc.) all included in the Current Report on Form 8-K dated May 26, 1996 of SFX Broadcasting, Inc., filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

                                                    Ernst & Young LLP


New York, New York
June 19, 1996